UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2021

DERMTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38118	84-2870849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11099 N. Torrey Pines Road, Suite 100

La Jolla, CA 92037

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code (858) 450-4222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DMTK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On June 30, 2021, DermTech, Inc., or the Company, and Scott Pancoast, a former director of the Company, voluntarily resigned from the Board of Directors of the Company, or the Board.  Mr. Pancoast and the Company entered into a letter agreement, or the Agreement, in connection with Mr. Pancoast’s resignation, which memorializes the terms of Mr. Pancoast’s resignation from the Company.

In accordance with the Agreement, among other things, (i) restricted stock units held by Mr. Pancoast representing the continent right to receive 9,158 shares of common stock of the Company shall, notwithstanding his resignation from the Company, continue to vest in accordance with their terms as though Mr. Pancoast were continuing to provide services to the Company and (ii) Mr. Pancoast was granted restricted stock units representing the right to receive 2,406 shares of common stock at the next annual meeting of the stockholders of the Company.

The foregoing description of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Appointment of Director

On July 1, 2021, the Board appointed Monica Tellado to the Board to fill the existing vacancy on the Board caused by the resignation of Mr. Pancoast. Ms. Tellado was appointed as a Class III director with a term expiring at the 2023 annual meeting of stockholders. Ms. Tellado was also appointed as a member of the audit committee of the Board.

Ms. Tellado will be compensated in accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy, as may be amended from time to time, filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on May 13, 2021, which is incorporated herein by reference.

Also, in connection with her election to the Board, Ms. Tellado entered into an indemnification agreement, or the Indemnification Agreement, with the Company. The Indemnification Agreement is substantially the same form of indemnification agreement that the Company has entered into with its other directors, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2019. The Indemnification Agreement provides that the Company will indemnify Ms. Tellado for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director.

There are no arrangements or understandings between Ms. Tellado and any other person pursuant to which Ms. Tellado was elected as a director.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Resignation Letter, dated June 30, 2021, by and between the Company and Scott Pancoast

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMTECH, INC.

Date: July 2, 2021	By:	/s/ Kevin Sun
Name: Kevin Sun
Title: Chief Financial Officer